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                                                                    Exhibit 99.5

                              CERTIFICATION FORM
          (This Signed Form Must Accompany A Signed Stock Order Form)

     I acknowledge that the shares of common stock, $.01 par value per share ("common stock"), of IFB Holdings, Inc. (the "corporation"), the proposed holding company for Investors Federal Bank and Savings Association ("investors federal" or the "Bank"), are not guaranteed by the corporation, Investors Federal or the Federal Government.

     If anyone asserts that this security is federally insured or guaranteed, or is as safe as an insured deposit, I should call the Office of Thrift Supervision Regional Director, Frederick R. Casteel, at (214) 281-2000.

     I further certify that, before purchasing the shares of Common Stock of the Corporation, I received a copy of the Prospectus dated November __, 1996 which discloses the nature of the shares of Common Stock being offered thereby, and describes the following risks involved in an investment in the Common Stock under the heading "Risk Factors" beginning on page 17 of the Prospectus:

     1. Geographical Concentration of Loans and Risks of Economic Downturn in Primary Market Area.
     2.  Adequacy of Allowance for Loan Losses.
     3.  Limited Lending Opportunities in Market Area.

     4. Collection, Credit and Economic Risks Associated with Purchased Loan Portfolio.

     5.  Increased Credit Risks Associated with National Bank Loan Products.
     6.  Potential Delay in Completion or Denial of Bank Conversion.
     7.  Reduced Return on Equity After Stock Conversion.
     8.  Interest Rate Risk Exposure.
     9. Potential Discouragement of Takeover Attempts Resulting From Takeover Defensive Provisions.
     10. Potential Operational Restrictions Associated with Regulatory
         Oversight.
     11. Recapitalization of SAIF, Disparity Between BIF and SAIF Premiums.
     12.  Legislation Limiting Deduction of Bad Debt.
     13.  Competition.
     14.  Potential Increased Costs of Conversion Resulting From Delayed
          Offering.
     15.  ESOP Compensation Expense.

     16.  Absence of Active Market for the Common Stock.

     17. Absence of Refund of Offering Subscriptions on Amendment to Plan of Conversion.
     18. Potential Adverse Income Tax Consequences of the Distribution of Subscription Rights.

     For a more detailed description of the risks involved in the offering, see "Risk Factors" at pages 17 through 24 of the Prospectus.

Signature:
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Signature:
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(Note:  If stock is to be held jointly, both parties must sign)
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Date:
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